EXHIBIT 12(c)
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                                                 CALCULATION OF RATIOS OF EARNINGS TO COMBINED
                                                 FIXED CHARGES AND PREFERRED STOCK DIVIDENDS -- CONSOLIDATED
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                                                                                                              Three Months Ended
                                                              Year Ended December 31,                             March 31,
                                             -----------------------------------------------------------   ------------------------
                                                 1990        1991       1992       1993        1994           1994        1995
                                                 ----       ----        ----       ----        ----           ----        ----
                                                                      (Dollars in thousands)
Excluding Interest on Deposits
  Fixed Charges and Preferred Stock Dividends:
    Interest on long-term debt and
      short-term borrowings...............    $  586,627  $  476,672  $  513,322  $  467,841  $  499,065     $  118,116  $  123,564
    One-third of rent expense.............         8,241       6,581      10,252      10,859      14,412          3,447       3,302
    Preferred stock dividends*............        23,358      28,871      38,037      42,623      49,895         10,343      13,933
                                              ----------  ----------  ----------  ----------  -----------    ----------  ----------
        Total fixed charges and preferred
        stock dividends...................    $  618,226  $  512,124  $  561,611  $  521,323  $  563,372     $  131,906  $  140,799
                                              ==========  ==========  ==========  ==========  ==========     ==========  ==========

Earnings:
  Income before income taxes..............    $  223,325  $  287,746  $  347,269  $  451,358  $  492,366     $  116,803  $  119,505
  Fixed charges...........................       594,868     483,253     523,574     478,700     513,477        121,563     126,866
                                              ----------  ----------  ----------  ----------  -----------     ---------- ----------
        Total earnings....................    $  818,193  $  770,999  $  870,843  $  930,058  $1,005,843     $  238,366  $  246,371
                                              ==========  ==========  ==========  ==========  ==========     ==========  ==========
  Ratio of earnings to combined fixed
  charges and preferred stock dividends
  excluding interest on deposits..........          1.32x       1.51x       1.55x       1.78x       1.79x          1.81x       1.75x
                                              ==========  ==========  ==========  ==========  ==========     ==========  ==========
Including Interest on Deposits
 Fixed Charges and Preferred Stock Dividends:
    Interest on long-term debt,
      short-term borrowings and deposits...   $2,044,227  $1,682,661  $1,318,228  $1,157,075  $1,326,855     $  286,143  $  395,865
    One-third of rent expense..............        8,241       6,581      10,252      10,859      14,412          3,447       3,302
    Preferred stock dividends*.............       23,358      28,871      38,037      42,623      49,895         10,343      13,933
                                              ----------  ----------  ----------  ----------  ----------     ----------  ----------
         Total fixed charges and preferred
         stock dividends...................   $2,075,826  $1,718,113  $1,366,517  $1,210,557  $1,391,162     $  299,933  $  413,100
                                              ==========  ==========  ==========  ==========  ==========     ==========  ==========

Earnings:
  Income before income taxes...............   $  223,325  $  287,746  $  347,269  $  451,358  $  492,366     $  116,803  $  119,505
  Fixed charges............................    2,052,468   1,689,242   1,328,480   1,167,934   1,341,267        289,590     399,167
                                              ----------  ----------  ----------  ----------  ----------     ----------  ----------
         Total earnings....................   $2,275,793  $1,976,988  $1,675,749  $1,619,292  $1,833,633     $  406,393  $  518,672
                                              ==========  ==========  ==========  ==========  ==========     ==========  ==========
  Ratio of earnings to combined fixed
  charges and preferred stock dividends
  including interest on deposits...........         1.10x       1.15x       1.23x       1.34x       1.32x          1.35x       1.26x
                                              ==========  ==========  ==========  ==========  ==========     ==========  ==========

*  For the purpose of computing the ratios of earnings to combined fixed charges and preferred stock dividends, the pre-tax equivalent of the preferred stock dividends is calculated by multiplying the preferred stock dividends by the ratio that pre-tax income bears to after-tax income.
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